UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2019

Commission File Number: 001-37544

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

On January 14, 2019, we held a conference call during which we discussed our planned merger transaction with C3J Therapeutics, Inc., which transaction was first announced on January 4, 2019. A copy of the prepared portions of the call transcript is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Call Transcript

Forward-looking statements:

This report, including Exhibit 99.1, contains “forward-looking” statements, including, without limitation, statements related to the anticipated consummation of the merger transaction with C3J Therapeutics, Inc. (“C3J”) pursuant to the merger agreement announced on January 4, 2019, and other statements that are not historical facts. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to complete the proposed merger on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the merger agreement; the execution of a common stock purchase agreement by certain C3J investors for the proposed $10 million investment in the combined company by such investors to be made in connection with the closing of the merger transaction (the “Financing”) and our ability to complete the Financing on the proposed terms and schedule; and the uncertain and time-consuming regulatory approval process and the combined company’s ability to advance its preclinical and clinical programs and the combined company’s expected future status as a leader in industry. There can be no assurance that we will be able to complete the merger transaction or the Financing on the anticipated terms, or at all, or that the combined company will achieve its clinical development and other goals. Additional risks and uncertainties relating to us and our business can be found under the caption “Risk Factors” and elsewhere in our filings and reports with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2018. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2019	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer